     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2000

                                                      REGISTRATION NO. 333-94321
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             VIASYSTEMS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          3672                         75-2668620
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                                                             DAVID M. SINDELAR
                                                 SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
                                                                  OFFICER
            VIASYSTEMS GROUP, INC.                         VIASYSTEMS GROUP, INC.
       101 SOUTH HANLEY ROAD, SUITE 400               101 SOUTH HANLEY ROAD, SUITE 400
          ST. LOUIS, MISSOURI 63105                      ST. LOUIS, MISSOURI 63105
                (314) 727-2087                                 (314) 727-2087
 (Address, Including Zip Code, and Telephone      (Name, Address, Including Zip Code, and
 Number, Including Area Code, of Registrant's    Telephone Number, Including Area Code, of
         Principal Executive Offices)                        Agent for Service)

---------------------------------------------------------------------------------------------
                                         Copies to:
                                                            BRIAN W. DUWE, ESQ.
             R. SCOTT COHEN, ESQ.                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM
          WEIL, GOTSHAL & MANGES LLP                             (ILLINOIS)
        100 CRESCENT COURT, SUITE 1300               333 WEST WACKER DRIVE, SUITE 2100
             DALLAS, TEXAS 75201                          CHICAGO, ILLINOIS 60606
                (214) 746-7700                                 (312) 407-0700

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with the issuance and distribution of securities being registered. All fees and expenses shall be paid by the Registrant.


Securities and Exchange Commission Registration Fee.........  $  230,736
NASD Fee....................................................      30,500
NYSE Listing Fee............................................     575,000
Printing and Engraving Expenses.............................   2,000,000
Accounting Fees and Expenses................................     500,000
Legal Fees and Expenses.....................................   1,000,000
Transfer Agent Fees and Expenses............................      25,000
Miscellaneous...............................................     138,764
                                                              ----------
          Total.............................................  $4,500,000
                                                              ==========


------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

     Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify each person who is or was an officer or director of the Registrant to the fullest extent permitted under the DGCL (including the right to be paid expenses incurred in investigating or defending any such proceeding in advance of its final disposition).

     Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has purchased a directors' and officers' liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Note: All of the following share information gives effect to a 1 for 6 reverse stock split to be effected by the Registrant prior to the offering.

     (a) In March 1997, the Registrant issued 33,333 shares of its common stock, $0.01 par value ("common stock"), to two of its directors for an aggregate purchase price of $200,000. The securities were issued in private placements in reliance on Section 4(2) of the Securities Act.

     (b) In May 1997, the Registrant issued 16,666 shares of its common stock to one of its directors upon exercise of a stock option for an exercise price of $6.00 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     (c) In June 1997, the Registrant issued 14,166,666 shares of its common stock to the holders of its series A preferred stock in exchange for all of its outstanding shares of series A preferred stock. The securities were issued in reliance on Section 3(a)(9) of the Securities Act.

     (d) In June 1997, the Registrant issued 23,333,333 shares of its common stock to the holders of the series C preferred stock in exchange for all of their outstanding shares of series C preferred stock in connection with the merger of Chips Holdings, Inc. with the Registrant. The securities were issued in reliance on Section 3(a)(9) of the Securities Act.

     (e) In June 1997, the Registrant issued 195,833 shares of its common stock to seven directors, officers and consultants of the Registrant for an aggregate purchase price of $1,175,000. The securities were issued in private placements in reliance on Section 4(2) of the Securities Act.

     (f) In June 1997, the Registrant issued 5,122,916 shares of its class A common stock, $.01 par value ("class A common stock"), to 11 of its officers for an aggregate purchase price of $307,374.99. The securities were issued in a private placement in reliance on Section 4(2) of the Securities Act.

     (g) In April 1998, the Registrant issued 7,663,976 shares of its common stock to two of its existing stockholders, an individual and a limited partnership for an aggregate purchase price of $52,500,250. The securities were issued in private placements in reliance on Section 4(2) of the Securities Act.

     (h) In May 1998, the Registrant issued 56,921 shares of its class A common stock to three of its officers for an aggregate purchase price of $3,415.22. The securities were issued in a private placement in reliance on Section 4(2) of the Securities Act.

     In May 1998, the Registrant issued 990,061 shares of its class A series II common stock, par value $.01 per share ("class A series II common stock") to 11 of its officers for an aggregate purchase price of $59,403.70. The securities were issued in a private placement in reliance on Section 4(2) of the Securities Act.

     (i) In October 1998, the Registrant issued 2,500 shares of its common stock to an employee upon exercise of a stock option for an exercise price of $6.00 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     (j) In November 1998, the Registrant issued 1,243,833 shares of its class A series II common stock to one of its officers for a purchase price of $74,630.00. The securities were issued in a private placement in reliance on
Section 4(2) of the Securities Act.

     (k) In December 1998, the Registrant issued 2,500 shares of its common stock to an employee upon exercise of a stock option for an exercise price of $6.00 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     (l) In February 1999, the Registrant issued 2,500 shares of its common stock to an employee upon exercise of a stock option for an exercise price of $6.00 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     (m) In April 1999, the Registrant issued 273,224 shares of its common stock to the two former stockholders of PAGG Corporation, which the Registrant acquired in a stock purchase transaction in April 1999, as partial consideration for the purchase price of such acquisition for an aggregate amount of $2,000,000. The securities were issued in a private placement in reliance on
Section 4(2) of the Securities Act.

     (n) In July 1999, the Registrant issued 27,322,404 shares of its common stock to HMTF/Viasystems Investments, LLC for $200,000,000 in cash. The securities were issued in a private placement in reliance on Section 4(2) of the Securities Act.

     (o) In August 1999, the Registrant issued 3,957,751 shares of its class A series II common stock to 20 employees and their family members, including trusts for the benefit of those family members for a purchase price of $237,465.07. The securities were issued in a private placement in reliance on
Section 4(2) of the Securities Act.

     (p) In September 1999, the Registrant issued 1,666 shares of its common stock to an employee upon exercise of a stock option for an exercise price of $7.32 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     (q) In October 1999, the Registrant issued 3,333 shares of its common stock to an employee upon exercise of a stock option for an exercise price of $7.32 per share. The securities were issued in a transaction exempt from Section 5 of the Securities Act pursuant to Rule 701 under the Securities Act.

     The issuances of the securities described in Sections (a), (b), (e), (f),
(g), (h), (j), (m), (n) and (o) above were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The issuances of the securities described in (i), (k), (l), (p) and (q) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act as transactions by an issuer in compensatory circumstances. The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view for distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access, through employment or other relationships, to information about Viasystems.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this registration statement:


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1            -- Form of Underwriting Agreement(1)
          2.1            -- Securities Purchase Agreement, dated as of October 1,
                            1996, among Viasystems Group, Inc. (formerly known as
                            Circo Craft Holding Company) and certain Purchasers (as
                            defined therein)(3)
          2.2            -- Acquisition Agreement, dated as of November 26, 1996,
                            among Lucent Technologies Inc., Viasystems Group, Inc.
                            (formerly known as Circo Technologies Group, Inc.)and
                            Viasystems, Inc. (formerly known as Circo Craft
                            Technologies, Inc.)(3)
          2.3            -- Agreement and Plan of Merger, dated as of April 11, 1997 by and among Viasystems Group, Inc., HMTF Acquisition,
                            L.P., HMTF U.K. Acquisition Company, Hicks, Muse, Tate &
                            Furst Equity Fund III and HM3 Coinvestors, L.P.(3)
          2.4            -- Agreement and Plan of Merger, dated as of June 5, 1997, by and between Viasystems Group, Inc. and Chips Holdings,
                            Inc.(3)
          2.5            -- Agreement and Plan of Merger, dated as of June 6, 1997, by and between Viasystems, Inc. and Chips Acquisition,
                            Inc.(3)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.6            -- Acquisition Agreement, dated as of January 29, 1998,
                            among Viasystems B.V. and Print Service Holding N.V.(6)
          2.7            -- Sale and Purchase Agreement, dated as of February 11,
                            1998, between Viasystems, S.r.l., as purchaser, European
                            Circuits SA and individuals named therein, as sellers(6)
          2.8            -- Share Purchase Agreement, dated August 1, 1999, among
                            Termbray Electronics (B.V.I.) Limited, Termbray
                            Industries International (Holdings) Limited, Viasystems,
                            Inc. and Viasystems Group, Inc.(8)
          2.9            -- Form of Stock Purchase Agreement, dated March   , 2000,
                            by and among International Wire Group, Inc., Wirekraft
                            Industries, Inc. and Viasystems Group, Inc.(1)
          2.10           -- Form of Contract Manufacturing Agreement, dated March   ,
                            2000, by and between Mommers Print Service BV and
                            Viasystems Sweden AB(1)
          2.11           -- Form of Contract Manufacturing Agreement, dated March   ,
                            2000, by and between Mommers Print Service BV and
                            Viasystems Tyneside Limited(1)
          2.12           -- Form of Supply Agreement, dated as of March   , 2000, by
                            and between International Wire Group, Inc. and Wirekraft
                            Industries, Inc.(1)
          3.1            -- Form of Amended and Restated Certificate of Incorporation
                            of Viasystems Group, Inc.(1)
          3.2            -- Form of Amended and Restated Bylaws of Viasystems Group,
                            Inc.(1)
          4.1            -- Third Amended and Restated Credit Agreement, dated August
                            5, 1999, among Viasystems Group, Inc., Viasystems, Inc.,
                            the Foreign Subsidiary Borrowers parties thereto, the
                            lenders party thereto, The Chase Manhattan Bank of
                            Canada, Chase Manhattan International Limited, The Chase
                            Manhattan Bank and Chase Securities Inc.(8)
          4.2            -- First Amendment, dated February 4, 2000, to the Third
                            Amended and Restated Credit Agreement, dated August 5,
                            1999, among Viasystems Group, Inc., Viasystems, Inc., the
                            Foreign Subsidiary Borrowers parties thereto, the lenders
                            party thereto, The Chase Manhattan Bank of Canada, Chase
                            Manhattan International Limited, The Chase Manhattan Bank
                            and Chase Securities Inc.(*)
          4.3            -- Indenture, dated as of June 6, 1997, by and between
                            Viasystems, Inc. and The Bank of New York, as Trustee(3)
          4.4            -- Form of New Note (included in Exhibit 4.3, Exhibit B)
          4.5            -- Indenture, dated as of February 17, 1998, by and between
                            Viasystems, Inc. and The Bank of New York, as Trustee(6)
          4.6            -- Form of Exchange Note (included in Exhibit 4.5, Exhibit
                            B)
          5.1            -- Opinion of Legality of Weil, Gotshal & Manges LLP(2)
         10.1            -- Supply Agreement dated as of November 26, 1996, by and
                            between Lucent Technologies Inc. and Circo Craft
                            Technologies, Inc. (confidential treatment was granted
                            with respect to certain portions of this exhibit)(5)
         10.2            -- Amended and Restated Viasystems Group, Inc. 1997 Stock
                            Option Plan(3)
         10.3            -- Form of Amended and Restated Stock Option Agreement dated
                            as of March   , 2000 between Viasystems Group, Inc. and
                            James N. Mills(1)
         10.4            -- Form of Amended and Restated Stock Option Agreement dated
                            as of March   , 2000 between Viasystems Group, Inc. and
                            David M. Sindelar(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.5            -- Viasystems Group, Inc. Stock Option Agreement, dated as of February 4, 1997, with Richard W. Vieser(4)
         10.6            -- Viasystems Group, Inc. Stock Option Agreement, dated as of February 4, 1997, with Kenneth F. Yontz(4)
         10.7            -- Third Amended and Restated Monitoring and Oversight
                            Agreement, dated as of June 6, 1997, among Viasystems
                            Group, Inc., Viasystems, Inc., Viasystems Technologies
                            Corp., Circo Craft Co. Inc., Viasystems International,
                            Inc., PCB Acquisition Limited, PCB Investments PLC, Chips
                            Acquisition Limited and Hicks, Muse & Co. Partners,
                            L.P.(4)
         10.8            -- Third Amended and Restated Financial Advisory Agreement
                            dated as of June 6, 1997, among Viasystems Group, Inc.,
                            Viasystems, Inc., Viasystems Technologies Corp., Circo
                            Craft Co. Inc., Viasystems International, Inc., PCB
                            Acquisition Limited, PCB Investments PLC, Chips
                            Acquisition Limited and Hicks, Muse & Co. Partners,
                            L.P.(4)
         10.9            -- Amended and Restated Executive Employment Agreement,
                            dated as of February 16, 2000, by and among Viasystems
                            Group, Inc., Viasystems, Inc., Viasystems Technologies
                            Corp. LLC and James N. Mills(*)
         10.10           -- Amended and Restated Executive Employment Agreement,
                            dated as of February 16, 2000, by and among Viasystems
                            Group, Inc., Viasystems, Inc., Viasystems Technologies
                            Corp. LLC and David M. Sindelar(*)
         10.11           -- Agreement, dated as of December 30, 1996, between
                            Viasystems, Inc. (formerly known as Circo Craft
                            Technologies, Inc.) and the Communication Workers of
                            America(4)
         10.12           -- Environmental, Health and Safety Agreement, dated as of
                            November 26, 1996, between Lucent Technologies and
                            Viasystems, Inc. (formerly known as Circo Craft
                            Technologies, Inc.)(3)
         10.13           -- Amended and Restated Executive Employment Agreement,
                            dated as of February 16, 2000, by and among Viasystems
                            Group, Inc., Viasystems, Inc. and Viasystems Technologies
                            Corp. LLC and Timothy L. Conlon(*)
         10.14           -- Amended and Restated Stockholders Agreement, dated as of
                            June 6, 1997, among Viasystems Group, Inc. and certain
                            stockholders of Viasystems Group, Inc.*
         10.15           -- First Amendment to Amended and Restated Stockholders
                            Agreement, dated as of November 4, 1998, among Viasystems
                            Group, Inc. and certain stockholders of Viasystems Group,
                            Inc.*
         10.16           -- Parts Sourcing Contract, dated as of December 2, 1994,
                            among Wirekraft Industries, Inc. and General Electric
                            Company (Confidential treatment has been granted with
                            respect to certain portions of this exhibit.)(9)
         10.17           -- Agreement dated as of December 29, 1995 among Wirekraft
                            Industries, Inc. and General Electric Company
                            (Confidential treatment has been granted with respect to
                            certain portions of this exhibit.)(10)
         10.18           -- Viasystems Group, Inc. 1999 Key Management Incentive
                            Compensation Plan*
         21.1            -- Subsidiaries of Viasystems Group, Inc.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1)
         23.2            -- Consent of PricewaterhouseCoopers LLP*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         23.3            -- Consent of PricewaterhouseCoopers*
         24.1            -- Power of Attorney*
         27.1            -- Financial Data Schedule*
         99.1            -- Consent of Director Nominee (Thomas H. O'Brien)*
         99.2            -- Consent of Director Nominee (Alex J. Mandl)*


---------------

  *  Previously filed.

 (1) Filed herewith.

 (2) To be filed by amendment.

 (3) Incorporated by reference to the Registration Statement of Viasystems, Inc. on Form S-1. (File No. 333-29727).

 (4) Incorporated by reference to Amendment No. 1 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (5) Incorporated by reference to Amendment No. 2 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (6) Incorporated by reference to Viasystems, Inc.'s 1997 Annual Report on Form 10-K.

 (7) Incorporated by reference to Viasystems, Inc.'s 1998 Annual Report on Form 10-K.

 (8) Incorporated by reference to the Form 8-K/A of Viasystems, Inc. filed on October 15, 1999.

 (9) Incorporated by reference to the Registration Statement of International Wire Group, Inc. on Form S-1 (File No. 333-93970).

(10) Incorporated by reference to International Wire Group, Inc.'s 1995 Annual Report on Form 10-K. (b) FINANCIAL STATEMENT SCHEDULE

PAGE NUMBER                          DESCRIPTION
-----------                          -----------
             Report of Independent Public Accountants on Financial
   S-1       Statement Schedule
   S-2       Schedule II -- Valuation and Qualifying Accounts

     All other schedules are omitted because the required information is not present or is not present in the amounts sufficient to require submission of the schedules, or because the information required is included in the financial statements and notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on March 20, 2000.


                                            VIASYSTEMS GROUP, INC.

                                            By:   /s/ DAVID M. SINDELAR
                                             -----------------------------------
                                                     David M. Sindelar
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                              Chairman of the Board and      March 20, 2000
-----------------------------------------------------      Chief Executive Officer
                   James N. Mills                          (Principal Executive
                                                           Officer)

                          *                              President, Chief Operating     March 20, 2000
-----------------------------------------------------      Officer and a Director
                  Timothy L. Conlon

                /s/ DAVID M. SINDELAR                    Senior Vice President and      March 20, 2000
-----------------------------------------------------      Chief Financial Officer
                  David M. Sindelar                        (Principal Financial and
                                                           Accounting Officer)

                          *                              Director                       March 20, 2000
-----------------------------------------------------
                    Jack D. Furst

                          *                              Director                       March 20, 2000
-----------------------------------------------------
                  Kenneth F. Yontz

                          *                              Director                       March 20, 2000
-----------------------------------------------------
                   Thomas O. Hicks

                          *                              Director                       March 20, 2000
-----------------------------------------------------
                  Richard W. Vieser


*By:    /s/ DAVID M. SINDELAR
     -------------------------------
           David M. Sindelar,
            Attorney-in-fact

                               INDEX TO EXHIBITS


    EXHIBIT
     NUMBER                              DESCRIPTION                             PAGE
    -------                              -----------                             ----
      1.1        -- Form of Underwriting Agreement(1)
      2.1        -- Securities Purchase Agreement, dated as of October 1,
                    1996, among Viasystems Group, Inc. (formerly known as
                    Circo Craft Holding Company) and certain Purchasers (as
                    defined therein)(3)
      2.2        -- Acquisition Agreement, dated as of November 26, 1996,
                    among Lucent Technologies Inc., Viasystems Group, Inc.
                    (formerly known as Circo Technologies Group, Inc.)and
                    Viasystems, Inc. (formerly known as Circo Craft
                    Technologies, Inc.)(3)
      2.3        -- Agreement and Plan of Merger, dated as of April 11, 1997 by and among Viasystems Group, Inc., HMTF Acquisition,
                    L.P., HMTF U.K. Acquisition Company, Hicks, Muse, Tate &
                    Furst Equity Fund III and HM3 Coinvestors, L.P.(3)
      2.4        -- Agreement and Plan of Merger, dated as of June 5, 1997, by and between Viasystems Group, Inc. and Chips Holdings,
                    Inc.(3)
      2.5        -- Agreement and Plan of Merger, dated as of June 6, 1997, by and between Viasystems, Inc. and Chips Acquisition,
                    Inc.(3)
      2.6        -- Acquisition Agreement, dated as of January 29, 1998,
                    among Viasystems B.V. and Print Service Holding N.V.(6)
      2.7        -- Sale and Purchase Agreement, dated as of February 11,
                    1998, between Viasystems, S.r.l., as purchaser, European
                    Circuits SA and individuals named therein, as sellers(6)
      2.8        -- Share Purchase Agreement, dated August 1, 1999, among
                    Termbray Electronics (B.V.I.) Limited, Termbray
                    Industries International (Holdings) Limited, Viasystems,
                    Inc. and Viasystems Group, Inc.(8)
      2.9        -- Form of Stock Purchase Agreement, dated March   , 2000,
                    by and among International Wire Group, Inc., Wirekraft
                    Industries, Inc. and Viasystems Group, Inc.(1)
      2.10       -- Form of Contract Manufacturing Agreement, dated March   ,
                    2000, by and between Mommers Print Service BV and
                    Viasystems Sweden AB(1)
      2.11       -- Form of Contract Manufacturing Agreement, dated March   ,
                    2000, by and between Mommers Print Service BV and
                    Viasystems Tyneside Limited(1)
      2.12       -- Form of Supply Agreement, dated as of March   , 2000, by
                    and between International Wire Group, Inc. and Wirekraft
                    Industries, Inc.(1)
      3.1        -- Form of Amended and Restated Certificate of Incorporation
                    of Viasystems Group, Inc.(1)
      3.2        -- Form of Amended and Restated Bylaws of Viasystems Group,
                    Inc.(1)
      4.1        -- Third Amended and Restated Credit Agreement, dated August
                    5, 1999, among Viasystems Group, Inc., Viasystems, Inc.,
                    the Foreign Subsidiary Borrowers parties thereto, the
                    lenders party thereto, The Chase Manhattan Bank of
                    Canada, Chase Manhattan International Limited, The Chase
                    Manhattan Bank and Chase Securities Inc.(8)

    EXHIBIT
     NUMBER                              DESCRIPTION                             PAGE
    -------                              -----------                             ----
      4.2        -- First Amendment, dated February 4, 2000, to the Third
                    Amended and Restated Credit Agreement, dated August 5,
                    1999, among Viasystems Group, Inc., Viasystems, Inc., the
                    Foreign Subsidiary Borrowers parties thereto, the lenders
                    party thereto, The Chase Manhattan Bank of Canada, Chase
                    Manhattan International Limited, The Chase Manhattan Bank
                    and Chase Securities Inc.(*)
      4.3        -- Indenture, dated as of June 6, 1997, by and between
                    Viasystems, Inc. and The Bank of New York, as Trustee(3)
      4.4        -- Form of New Note (included in Exhibit 4.3, Exhibit B)
      4.5        -- Indenture, dated as of February 17, 1998, by and between
                    Viasystems, Inc. and The Bank of New York, as Trustee(6)
      4.6        -- Form of Exchange Note (included in Exhibit 4.5, Exhibit
                    B)
      5.1        -- Opinion of Legality of Weil, Gotshal & Manges LLP(2)
     10.1        -- Supply Agreement dated as of November 26, 1996, by and
                    between Lucent Technologies Inc. and Circo Craft
                    Technologies, Inc. (confidential treatment was granted
                    with respect to certain portions of this exhibit)(5)
     10.2        -- Amended and Restated Viasystems Group, Inc. 1997 Stock
                    Option Plan(3)
     10.3        -- Form of Amended and Restated Stock Option Agreement dated
                    as of March   , 2000 between Viasystems Group, Inc. and
                    James N. Mills(1)
     10.4        -- Form of Amended and Restated Stock Option Agreement dated
                    as of March   , 2000 between Viasystems Group, Inc. and
                    David M. Sindelar(1)
     10.5        -- Viasystems Group, Inc. Stock Option Agreement, dated as of February 4, 1997, with Richard W. Vieser(4)
     10.6        -- Viasystems Group, Inc. Stock Option Agreement, dated as of February 4, 1997, with Kenneth F. Yontz(4)
     10.7        -- Third Amended and Restated Monitoring and Oversight
                    Agreement, dated as of June 6, 1997, among Viasystems
                    Group, Inc., Viasystems, Inc., Viasystems Technologies
                    Corp., Circo Craft Co. Inc., Viasystems International,
                    Inc., PCB Acquisition Limited, PCB Investments PLC, Chips
                    Acquisition Limited and Hicks, Muse & Co. Partners,
                    L.P.(4)
     10.8        -- Third Amended and Restated Financial Advisory Agreement
                    dated as of June 6, 1997, among Viasystems Group, Inc.,
                    Viasystems, Inc., Viasystems Technologies Corp., Circo
                    Craft Co. Inc., Viasystems International, Inc., PCB
                    Acquisition Limited, PCB Investments PLC, Chips
                    Acquisition Limited and Hicks, Muse & Co. Partners,
                    L.P.(4)
     10.9        -- Amended and Restated Executive Employment Agreement,
                    dated as of February 16, 2000, by and among Viasystems
                    Group, Inc., Viasystems, Inc., Viasystems Technologies
                    Corp. LLC and James N. Mills(*)
     10.10       -- Amended and Restated Executive Employment Agreement,
                    dated as of February 16, 2000, by and among Viasystems
                    Group, Inc., Viasystems, Inc., Viasystems Technologies
                    Corp. LLC and David M. Sindelar(*)
     10.11       -- Agreement, dated as of December 30, 1996, between
                    Viasystems, Inc. (formerly known as Circo Craft
                    Technologies, Inc.) and the Communication Workers of
                    America(4)
     10.12       -- Environmental, Health and Safety Agreement, dated as of
                    November 26, 1996, between Lucent Technologies and
                    Viasystems, Inc. (formerly known as Circo Craft
                    Technologies, Inc.)(3)

    EXHIBIT
     NUMBER                              DESCRIPTION                             PAGE
    -------                              -----------                             ----
     10.13       -- Amended and Restated Executive Employment Agreement,
                    dated as of February 16, 2000, by and among Viasystems
                    Group, Inc., Viasystems, Inc. and Viasystems Technologies
                    Corp. LLC and Timothy L. Conlon(*)
     10.14       -- Amended and Restated Stockholders Agreement, dated as of
                    June 6, 1997, among Viasystems Group, Inc. and certain
                    stockholders of Viasystems Group, Inc.*
     10.15       -- First Amendment to Amended and Restated Stockholders
                    Agreement, dated as of November 4, 1998, among Viasystems
                    Group, Inc. and certain stockholders of Viasystems Group,
                    Inc.*
     10.16       -- Parts Sourcing Contract, dated as of December 2, 1994,
                    among Wirekraft Industries, Inc. and General Electric
                    Company (Confidential treatment has been granted with
                    respect to certain portions of this exhibit.)(9)
     10.17       -- Agreement dated as of December 29, 1995 among Wirekraft
                    Industries, Inc. and General Electric Company
                    (Confidential treatment has been granted with respect to
                    certain portions of this exhibit.)(10)
     10.18       -- Viasystems Group, Inc. 1999 Key Management Incentive
                    Compensation Plan*
     21.1        -- Subsidiaries of Viasystems Group, Inc.*
     23.1        -- Consent of Weil, Gotshal & Manges LLP (included in the
                    opinion filed as Exhibit 5.1)
     23.2        -- Consent of PricewaterhouseCoopers LLP*
     23.3        -- Consent of PricewaterhouseCoopers*
     24.1        -- Power of Attorney*
     27.1        -- Financial Data Schedule*
     99.1        -- Consent of Director Nominee (Thomas H. O'Brien)*
     99.2        -- Consent of Director Nominee (Alex J. Mandl)*


---------------

  *  Previously filed.

 (1) Filed herewith.

 (2) To be filed by amendment.

 (3) Incorporated by reference to the Registration Statement of Viasystems, Inc. on Form S-1. (File No. 333-29727).

 (4) Incorporated by reference to Amendment No. 1 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (5) Incorporated by reference to Amendment No. 2 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (6) Incorporated by reference to Viasystems, Inc.'s 1997 Annual Report on Form 10-K.

 (7) Incorporated by reference to Viasystems, Inc.'s 1998 Annual Report on Form 10-K.

 (8) Incorporated by reference to the Form 8-K/A of Viasystems, Inc. filed on October 15, 1999.

 (9) Incorporated by reference to the Registration Statement of International Wire Group, Inc. on Form S-1 (File No. 333-93970).

(10) Incorporated by reference to International Wire Group, Inc.'s 1995 Annual Report on Form 10-K.